Exhibit (14)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Statements and Experts", "Condensed Financial Information" and "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the use of our report dated June 5, 1997 on Dreyfus Premier Municipal Bond Fund and September 4, 1997 on Premier Insured Municipal Bond Fund in this Registration Statement on Form N-14 of Dreyfus Premier Municipal Bond Fund.


                                        ERNST & YOUNG LLP


New York, New York
February 18, 1998